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                       ASSET PURCHASE AGREEMENT AMENDMENT


                  AMENDMENT, dated as of December 31, 1996 (this "Amendment"), to Asset Purchase Agreement, dated as of December 20, 1996 (the "Asset Purchase Agreement"), each by and between GREAT DANE TRAILERS, INC., a Georgia corporation ("Trailers"), and its wholly owned subsidiaries, GREAT DANE TRAILERS TENNESSEE, INC., a Tennessee corporation, and GREAT DANE LOS ANGELES, INC., a Georgia corporation (Trailers and its subsidiaries are referred to collectively herein as "Sellers" and each as a "Seller"), GREAT DANE HOLDINGS INC., a Delaware corporation ("Parent"), and GREAT DANE LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"). Sellers, Parent and Buyer are referred to collectively herein as the "Parties." Other capitalized terms used in this Amendment without definition shall have the meanings ascribed thereto in the Asset Purchase Agreement.


                              W I T N E S S E T H:

                  WHEREAS, the Parties desire to amend certain terms in the Asset Purchase Agreement as hereinafter set forth;

                  NOW, THEREFORE, the Parties do hereby agree as follows:


                             Section 1 -- AMENDMENTS

                  Section 1.1 Amendment to Section 1.5. Section 1.5(a) of the Asset Purchase Agreement is amended by deleting the two references to the date "December 19, 1996" in the first sentence thereof and inserting references to the date "December 31, 1996" in lieu thereof.

                  Section 1.2 Amendment to Section 11.14. Section 11.14 of the Asset Purchase Agreement is amended by deleting the amount "$2,000,000" in the definition for the term "Escrow Amount" in said Section and inserting the amount "$500,000" in lieu thereof.

                  Section 1.3 Amendment to Exhibit 1.5(a). Exhibit 1.5(a) to the Asset Purchase Agreement is deleted and replaced by the Exhibit 1.5(a) which is attached to this Amendment.


                           Section 2 -- MISCELLANEOUS

                  Section 2.1 Headings. The headings of the Articles, Sections and paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction hereof.
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                  Section 2.2 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in County of New York, for any Litigation arising out of or relating to this Amendment and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11.10 of the Asset Purchase Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  Section 2.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  Section 2.4 Effect of Amendment. Except as specifically provided herein, this Amendment does not in any way amend, modify or impair the terms, conditions and other provisions of the Asset Purchase Agreement, or the obligations of the Parties thereunder, and all terms, conditions and other provisions of the Asset Purchase Agreement shall remain in full force and effect except to the extent specifically amended pursuant to the provisions of this Amendment.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed on its behalf as of the date first above written.

                                            GREAT DANE HOLDINGS INC.


                                            By:
                                                -----------------------
                                                     Name:
                                                     Title:

                                            GREAT DANE TRAILERS, INC.


                                            By:
                                                -----------------------
                                                     Name:
                                                     Title:

                                            GREAT DANE TRAILERS TENNESSEE, INC.


                                            By:
                                                -----------------------
                                                     Name:
                                                     Title:

                                            GREAT DANE LOS ANGELES, INC.


                                            By:
                                                -----------------------
                                                     Name:
                                                     Title:

                                            GREAT DANE LIMITED PARTNERSHIP

                                            By:      DANE ACQUISITION CORP.,
                                                     Its General Partner


                                            By:
                                                -----------------------
                                                     Name:
                                                     Title:


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ACCEPTED AND AGREED :

CAPITAL RESOURCE ASSOCIATES

By:      EQ CORPORATION,
         Managing General Partner


         By:
              -------------------------
                  Name:
                  Title:

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